UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 16, 2011

WESTLAKE CHEMICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32260	76-0346924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Post Oak Boulevard, Suite 600 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 960-9111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Westlake Chemical Corporation is filing this Amendment (the “Amendment No. 1”) to its Form 8-K (the “Original Form 8-K”) filed on September 16, 2011 for the sole purpose of refiling Exhibit 10.1, which omitted certain schedules. Other than as described in the previous sentence, this Amendment No. 1 does not modify or update other disclosures in, or exhibits to, the Original Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed herewith:

10.1	Second Amended and Restated Credit Agreement dated as of September 16, 2011 by and among the financial institutions party thereto, as lenders, Bank of America, N.A., as agent, and Westlake and certain of its domestic subsidiaries, as borrowers, relating to a $400 million senior secured revolving credit facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAKE CHEMICAL CORPORATION

By:	/s/ Albert Chao
Albert Chao
President and Chief Executive Officer

Date: June 26, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amended and Restated Credit Agreement dated as of September 16, 2011 by and among the financial institutions party thereto, as lenders, Bank of America, N.A., as agent, and Westlake and certain of its domestic subsidiaries, as borrowers, relating to a $400 million senior secured revolving credit facility.

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